SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 10, 2003

HOST MARRIOTT, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25087	52-2095412
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 240-744-1000

(Former Name or Former Address, if changed since last report.)

FORM 8-K

ITEM 5.    OTHER EVENTS

Host Marriott, L.P. has reflected the adoption of two new accounting standards, SFAS 144 and SFAS 145 (discussed below), in its interim financial statements on Form 10-Q for 2003. These accounting standards also require that the effect of adoption be applied retroactively to previously filed financial statements. Accordingly, the Company has adjusted the consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of operations, partners’ capital and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2002 to reflect the new standards.

The accompanying financial statements have been restated to report the application of SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 requires the reclassification of extraordinary items in our statements of operations for all periods presented in comparative financial statements. These extraordinary items were reclassified to interest expense as those charges related to the write-off of deferred financing fees from the retirement of debt. The statements of operations have also been adjusted to reflect the application of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS 144 requires the reclassification of the respective operations and any related gains and losses for dispositions that have occurred since January 1, 2002 from continuing operations to discontinued operations. The Company’s results have been adjusted to reflect the disposition of five hotels from January 1, 2002 through September 12, 2003.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

Exhibit No.

23.1	Consent of KGMP LLP

99.1	Host Marriott L.P. and subsidiaries consolidated financial statements as of December 31, 2002 and 2001 and for the three years ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Host Marriott, L.P.

By:    Host Marriott Corporation,

          its General Partner

By:    /s/ LARRY K. HARVEY

        Larry K. Harvey

        Senior Vice President and

        Corporate Controller

Date:    December 10, 2003